UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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THE INTERGROUP CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 ii

THE INTERGROUP CORPORATION

10940 Wilshire Blvd., Suite 2150

los angeles, California 90024

(310) 889-2500

Notice of annual meeting of shareholders
to be held on March 2, 2017

To the Shareholders of The InterGroup Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The InterGroup Corporation (“InterGroup” or the “Company”) for the fiscal year ended June 30, 2016, will be held at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 on March 2, 2017 at 2:30 P.M. for the following purposes:

(1)	To elect two Class B directors to serve until the fiscal 2019 Annual Meeting;

(2)	To ratify Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017;

(3)	To approve, in a non-binding vote, the compensation of our named executive officers;

(4)	To determine, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years; and

(5)	To transact such other business as may properly come before the meeting, or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on January 13, 2017 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

The Company’s Annual Report for the fiscal year ended June 30, 2016 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors,

/s/ Clyde W. Tinnen
January 27, 2017	Clyde W. Tinnen
Los Angeles, California	Acting Secretary

Your vote is important whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy in the self-addressed, postage pre-paid envelope provided. Please return your proxy even if you plan to attend the Annual Meeting. You may always revoke your proxy and vote in person.

 i

THE INTERGROUP CORPORATION

10940 Wilshire Blvd., Suite 2150

los angeles, California 90024

(310) 889-2500

PROXY STATEMENT

annual meeting of shareholders
to be held on March 2, 2017

The Board of Directors of The InterGroup Corporation (“InterGroup” or the “Company”) is soliciting proxies in the form enclosed with this proxy statement in connection with its fiscal 2016 Annual Meeting of Shareholders to be held on March 2, 2017 or at any adjournments thereof. Only shareholders of record at the close of business on January 13, 2017 are entitled to notice of, and to vote at, the Annual Meeting.

Each shareholder is entitled to cast, in person or by proxy, one vote for each share held of record at the close of business on January 13, 2017. As of January 13, 2017 there were outstanding 2,367,126 shares of common stock, par value $.01 per share (the “Common Stock”). Of the total 2,367,126 shares outstanding, a majority, or 1,183,563 voting shares will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of the majority of the shares of Common Stock present and represented at the meeting and entitled to vote is required to elect directors, to ratify the selection of the Company’s independent registered public accounting firm and to approve the non-binding resolution on the compensation of our named executive officers. The non-binding advisory vote as to the frequency (every one, two or three years) with which the non-binding shareholder vote regarding the approval of the compensation of our named executive officers should be conducted will require you to choose between a frequency of every one, two or three years or to abstain from voting on that proposal. Note that shareholders are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Because your vote is advisory, it will not be binding on us or the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

The proxies named in the accompanying proxy card will vote the shares represented thereby if the proxy appears to be valid on its face, and where specification is indicated as provided in such proxy, the shares represented will be voted in accordance with such specification. If no specification is made, the shares represented by the proxies will be voted: (1) FOR the election two Class B directors to serve until the fiscal 2019 Annual Meeting; (2) FOR ratification of the appointment of Hein and Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017; (3) FOR approval of the compensation of executive officers; and (4) FOR 3 Years as the period of time that non-binding shareholder votes should occur to approve compensation of executive officers .

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy with a later date or attend the meeting and vote in person.

This Proxy Statement and the accompanying Form of Proxy are first being sent to shareholders on or about January 27, 2017. In some cases, these materials will be mailed to banks and brokers that should forward copies to the persons for whom they hold stock of the Company and to request authority for the execution of proxies. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram or personal contact. All proxy soliciting expenses which approximate $5,000 will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not more than nine nor less than five members. The exact number of directors is fixed by the Board prior to each year’s Annual Meeting of Shareholders. The Board is divided into three staggered classes, each class having not less than one member and not more than three members. Each director is elected to serve for a three-year term, and until the election and qualification of his or her successor. When vacancies on the Board occur, due to resignation or otherwise, the directors then in office may continue to exercise the powers of the Board of Directors and a majority of such directors may select a new director to fill the vacancy. Any director may resign at any time. Any director may be removed by the vote of, or written consent of, the holders of a majority of the shares of Common Stock outstanding at a special meeting called for the purpose of removal or to ratify the recommendation of a majority of the directors that such director be removed.

The Board has nominated William J. Nance and Yvonne L. Murphy to serve as Class B directors to serve until the fiscal 2019 Annual Meeting and until the election and qualification of his or her successor. The Board of Directors has been informed that each nominee has consented to being named as such and is willing to serve as a director if elected. However, if a nominee should be unable, or declines to serve, it is intended that the proxies will be voted for such other persons as the proxies shall, in their discretion, designate. Unless otherwise directed in the accompanying proxy card, the persons named therein will vote FOR the election of each nominee. Election requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Board of Directors (including the nominees), executive officers and secretary of the Company:

Name	Position with the Company	Age	Term to Expire

Class A Directors:

John V. Winfield (1)(4)(6)(7)	Chairman of the Board; President and Chief Executive Officer	69	Fiscal 2018 Annual Meeting

Jerold R. Babin (3)	Director	84	Fiscal 2018 Annual Meeting

Class B Directors:

Yvonne L. Murphy (1)(5)	Director	59	Fiscal 2016 Annual Meeting

William J. Nance (1)(2)(3)(4)(6)(7)	Director	72	Fiscal 2016 Annual Meeting

Class C Director:

John C. Love (2)(3)(4)(5)(6)(7)	Director	76	Fiscal 2017 Annual Meeting

Name	Position with the Company	Age	Term to Expire

Executive Officers:

David C. Gonzalez	Vice President Real Estate	49	N/A

David T. Nguyen	Treasurer and Controller	43	N/A

Secretary:

Clyde W. Tinnen	Acting Secretary	44	N/A

(1) Member of the Executive Committee
(2) Member of the Administrative and Compensation Committee
(3) Member of the Audit Committee
(4) Member of the Real Estate Investment Committee
(5) Member of the Nominating Committee
(6) Member of the Securities Investment Committee
(7) Member of the Special Strategic Options Committee

Business Experience

The principal occupation and business experience during the last five years for each of the directors and officers of the Company are as follows:

John V. Winfield — Mr. Winfield was first appointed to the Board in 1982. He currently serves as the Company's Chairman of the Board, President and Chief Executive Officer, having first been appointed as such in 1987. Mr. Winfield also serves as President, Chairman and Chief Executive Officer of the Company’s subsidiaries, Santa Fe Financial Corporation ("Santa Fe") and Portsmouth Square, Inc. ("Portsmouth"), both public companies. Mr. Winfield also served as Chairman of the Board of Comstock Mining Inc. (NYSE MKT: LODE) ("Comstock"), a public company, from June 2011 to September 2015. Mr. Winfield’s extensive experience as an entrepreneur and investor, as well as his managerial and leadership experience from serving as a chief executive officer and director of public companies, led to the Board’s conclusion that he should serve as a director of the Company.

Jerold R. Babin — Mr. Babin was first appointed as a director of Portsmouth, a subsidiary of the Company, in February 1996. Mr. Babin was elected to the Board of InterGroup in February 2014. Mr. Babin is a retail securities broker. From 1974 to 1989, he worked at Drexel Burnham and from 1989 to June 30, 2010, he worked for Prudential Securities (later Wachovia Securities and now Wells Fargo Advisors) where he held the title of First Vice-President. Mr. Babin retired from his position at Wells Fargo advisors in June 2010. For the past 20 years, until present, Mr. Babin has also served as an arbitrator for FINRA (formerly NASD). Mr. Babin’s extensive experience in the securities and financial markets as well has his experience in the securities and public company regulatory industry led to the Board’s conclusion that he should serve as a director of the Company.

Yvonne L. Murphy — Mrs. Murphy was elected to the Board of InterGroup in February 2014. Mrs. Murphy has had an impressive 30-year history in corporate management, legal research and legislative lobbying.  She was a member of Governor Kenny C. Guinn’s executive staff in Nevada, and was employed for years by the prestigious Jones Vargas law firm in Reno, Nevada.  She served in nine legislative sessions during the most challenging years in Nevada’s history.  Prior to starting her own lobbying firm, Ms. Murphy worked for RR Partners in its corporate office in Las Vegas, Nevada and in the Government Affairs Division in Reno.   She has a Doctorate and a Master’s in Business Administration from the California Pacific University. Mrs. Murphy’s extensive government affairs and business experience led to the Board’s conclusion that she should serve as a director of the Company.

William J. Nance — Mr. Nance is a Certified Public Accountant ("CPA") and private consultant to the real estate and banking industries. He is also President of Century Plaza Printers, Inc. Mr. Nance was first elected to the Board in 1984. He served as the Company’s Chief Financial Officer from 1987 to 1990 and as Treasurer from 1987 to June 2002. Mr. Nance is also a director of Santa Fe and Portsmouth. Mr. Nance also serves as a director of Comstock. Mr. Nance’s extensive experience as a CPA and in numerous phases of the real estate industry, his business and management experience gained in running his own businesses, his service as a director and audit committee member for other public companies and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

John C. Love — Mr. Love was appointed to the Board in 1998. Mr. Love is an international hospitality and tourism consultant. He is a retired partner in the national CPA and consulting firm of Pannell Kerr Forster and, for the last 30 years, a lecturer in hospitality industry management control systems and competition and strategy at Golden Gate University and San Francisco State University. He is Chairman Emeritus of the Board of Trustees of Golden Gate University and the Executive Secretary of the Hotel and Restaurant Foundation. Mr. Love is also a director of Santa Fe and Portsmouth. Mr. Love’s extensive experience as a CPA and in the hospitality industry, including teaching at the university level for the last 30 years in management control systems, and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

David C. Gonzalez — Mr. Gonzalez was appointed Vice President Real Estate of the Company on January 31, 2001. Over the past 27 years, Mr. Gonzalez has served in numerous capacities with the Company, including Controller and Director of Real Estate.

David T. Nguyen — Mr. Nguyen was appointed as Treasurer of the Company on February 26, 2003 and serves as the Company’s Principal Financial Officer. Mr. Nguyen also serves as Treasurer of Santa Fe and Portsmouth, having been appointed to those positions on February 27, 2003. Mr. Nguyen is a CPA and, from 1995 to 1999, was employed by PricewaterhouseCoopers LLP where he was a Senior Accountant specializing in real estate. Mr. Nguyen served as the Company's Controller from 1999 to 2001 and from 2002 to the present.

Clyde W. Tinnen – Mr. Tinnen was appointed as Secretary of the Company on December 14, 2014. Mr. Tinnen also serves as Secretary of Santa Fe and Portsmouth, having been appointed to those positions on December 14, 2014. Mr. Tinnen is a corporate partner at the law firm of Wither Bergman LLP, where he has been employed since April 2015. Prior to that, Mr. Tinnen served as a corporate partner at the law firm of Kelley Drye & Warren LLP, where he was been employed from January 2010 to March 2015 and as a corporate associate with the law firm of Cravath, Swaine & Moore LLP, where he was employed from September 2006 to December 2009.

Family Relationships: There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings: No director or executive officer, or person nominated or chosen to become a director or executive officer, was involved in any legal proceeding requiring disclosure.

BOARD AND COMMITTEE INFORMATION

InterGroup is a Smaller Reporting Company under the rules and regulations of the Securities and Exchange Commission (“SEC”). The Company’s Common Stock is listed on the Capital Market tier of the NASDAQ Stock Market LLC (“NASDAQ”).

The Board of Directors of InterGroup currently consists of five members. With the exception of the Company’s President and CEO, John V. Winfield, all of InterGroup’s Board of Directors consists of “independent” directors as independence is defined by the applicable rules of the SEC and NASDAQ. The independent directors also meet in executive sessions at least two times per year. The Board of Directors held four meetings during the 2016 fiscal year (in person, telephonically or by written consent). No director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the period of time he served as director during the 2016 fiscal year.

Board Leadership Structure

The Chairman of the Board, Mr. Winfield, also serves as our Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive officer roles is the most appropriate structure for the Company at this time because (i) this structure has had a longstanding history with the Company, which the Board believes has served our shareholders well through many economic cycles and business challenges; (ii) the Board believes Mr. Winfield’s unique business experience and history with the Company makes it appropriate for him to serve in both capacities; and (iii) the Board believes its corporate governance processes and committee structures preserve Board independence by insuring independent discussions among directors and independent evaluation of, and communications with, members of senior management such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

Role of the Board in Oversight of Risk

The Board of Directors does not have a separate risk oversight body, but rather manages risk directly. The Board mitigates risk through discussing with management the appropriate level of risk for the Company and evaluating the risk information received by management. These risks include financial, competitive and operational risks. Further, on a quarterly basis, management reports to the Audit Committee regarding the Company’s various risk areas as part of the Audit Committee’s oversight role over financial reporting in accordance with the Audit Committee charter. In addition, other committees of the Board of Directors consider risks within their areas of responsibility.

We do not believe that our compensation policies encourage excessive risk-taking. The design of our compensation policies encourages employees to remain focused on both short-term and long-term financial and operational goals. Our equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over time and the intrinsic value of the Company instead of short-term financial results.

Communications with the Board of Directors

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors and the Board has not deemed it necessary to establish such a procedure at this time. Historically, almost all communications that the Company receives from security holders have been administrative in nature and are not directed to the Board of Directors. Any communications to the Board of Directors may be submitted in writing to the following address: Board of Directors, The InterGroup Corporation, 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024. If the Company should receive a security holder communication directed to the Board of Directors, or to an individual director, said communication will be relayed to the Board of Directors or the individual director as the case may be.

Board Attendance at Annual Meetings of Shareholders

The Company does not have any formal policy with regard to Board members attendance at Annual Meetings of Shareholders but encourages each director to attend such meetings. All of the Company’s directors attended the fiscal 2015 Annual Meeting of Shareholders.

Committees

The Company has an Executive Committee that meets in lieu of the Board upon the request of the Chairman of the Executive Committee, if time does not permit the entire Board to convene. Mr. Winfield is Chairman of the Executive Committee. The purpose of the Executive Committee is to review time-sensitive, major issues facing the Company until the entire Board can meet and deliberate on such matters. The Executive Committee held two meetings (in person, telephonically or by written consent) during the 2016 fiscal year.

The Company’s Administrative and Compensation Committee (the “Compensation Committee”) is comprised of “independent” members of the Board of Directors. In order for a director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of NASDAQ, would preclude a finding of independence, and (ii) not have any material relationship with the Company or any of its affiliates or any of its executive officers. Mr. Nance and Mr. Love were members of the Compensation Committee during fiscal year 2016. None of the members of the Compensation Committee is or has been an executive officer of the Company.

Mr. Nance serves as Chairman of the Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the compensation for the Company’s Chief Executive Officer and other executive officers, including equity or performance based compensation and plans. The Compensation Committee seeks to design and set compensation to attract and retain highly qualified executive officers and to align their interests with those of long-term owners of the Company. The Compensation Committee may also make recommendations to the Board of Directors as to the amount and form of director compensation. The Compensation Committee has not engaged any compensation consultants in determining the amount or form of executive or director compensation, but does review and monitor published compensation surveys and studies. The Compensation Committee held two meetings (in person, telephonically or by written consent) during the 2016 fiscal year. The Compensation Committee also oversees the Company’s 2007 Stock Compensation Plan for Non-Employee Directors (the “2007 Stock Plan”), the Company’s 2008 Restricted Stock Unit Plan (the “2008 RSU Plan”) and the Company’s 2010 Omnibus Employee Incentive Plan (the “2010 Incentive Plan”).

The Company’s Board of Directors has adopted a written charter for the Compensation Committee, which is reviewed on an annual basis. A copy of that written charter, as amended, is posted on the Company’s website at www.intgla.com.

The Company has a Real Estate Investment Committee, which is chaired by Mr. Nance. The Real Estate Investment Committee held three meetings (in person, telephonically or by written consent) during the 2016 fiscal year. The Real Estate Investment Committee reviews and considers potential acquisitions, dispositions, and financings of properties.

The Company’s Nominating Committee is comprised of two “independent” directors as independence is defined by NASDAQ. The Company has not established a charter for the Nominating Committee. The Company has no policy or procedure with regard to consideration of any director candidates recommended by security holders. As a Smaller Reporting Company that has more than 67% of its voting securities controlled by management, the Company has not deemed it appropriate to institute such a policy, since any nominee that is unacceptable to the Board of Directors would be unlikely to ever be elected. There have not been any material changes to the procedures by which security holders may recommend nominees to the Company’s Board of Directors during the last fiscal year. Mr. Nance is the Chairman of the Nominating Committee. The Nominating Committee held one meeting during the 2016 fiscal year.

The Company’s Securities Investment Committee oversees and establishes certain investment procedures and reports to the Board of Directors. The Securities Investment Committee’s Chairman is Mr. Winfield. The Securities Investment Committee held one meeting (in person, telephonically or by written consent) during the 2016 fiscal year.

The Company’s Special Strategic Options Committee is chaired by Mr. Winfield. The Special Strategic Options Committee held one formal meeting during the 2016 fiscal year, and its members consult with each other frequently on an informal basis. The Special Strategic Options Committee reviews and considers the Company’s strategic options and provides guidance to accomplish its goals considering both current and prospective investment opportunities.

The Company’s Audit Committee is currently comprised of three members: Mr. Nance (Chairperson), Mr. Love and Mr. Babin, each of whom meet the independence requirements of the SEC and NASDAQ. Messrs. Nance and Love also meet the Audit Committee Financial Expert requirement as defined by the SEC based on their qualifications and business experience discussed above. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility of overseeing management’s conduct of the financial reporting process, the annual independent audit of the Company’s financial statements, reviewing the financial reports provided by the Company to any governmental body or the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial processes generally. The Audit Committee is also responsible for the selection and retention of the Company’s independent registered public accounting firm. The Audit Committee held four meetings during the 2016 fiscal year.

The Company’s Board of Directors has adopted a written charter for the Audit Committee, which is reviewed on an annual basis. A copy of that written charter, as amended, is posted on the Company’s website at www.intgla.com.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on the Company’s website at www.intgla.com. The Company will provide to any person without charge, upon request, a copy of its Code of Ethics by sending such request to: The InterGroup Corporation, Attn: Treasurer, 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024. The Company will promptly disclose any amendments or waivers to its Code of Ethics on Form 8-K and will post such information on its website.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to the Company’s principal executive officer and other named executive officers of the Company whose total compensation exceeded $100,000 for all services rendered to the Company and its subsidiaries for each of the Company’s last two completed fiscal years ended June 30, 2016 and June 30, 2015. There was no non-equity incentive plan compensation or nonqualified deferred compensation earnings. There are currently no employment contracts with the executive officers.

SUMMARY COMPENSATION TABLE

					Other
Name and Position	Fiscal Year	Salary		Bonus	Compensation		Total

John V. Winfield	2016	$ 772,000	(1)	$-	$539,000	(2)(4)	$1,311,000
Chairman, President and	2015	$ 772,000	(1)	$-	$148,000	(2)	$920,000
Chief Executive Officer

David C. Gonzalez	2016	$216,000		$-	$-		$216,000
Vice President - Real Esate	2015	$216,000		$350,000	$-		$566,000

David T. Nguyen	2016	$ 240,000	(3)	$-	$-		$240,000
Treasurer and Controller	2015	$ 237,000	(3)	$25,000	$-		$262,000

(1) Mr. Winfield also serves as President and Chairman of the Board of the Company’s subsidiary, Santa Fe, and Santa Fe’s subsidiary, Portsmouth. Mr. Winfield received a salary from Santa Fe and Portsmouth in the aggregate amount of $392,000 from those entities for the fiscal years 2016 and 2015. The amounts include director’s fees totaling $12,000 for each year.

(2) Amounts include annual premiums for split dollar whole life insurance policies owned by, and the beneficiary of which are, a trust for the benefit of Mr. Winfield's family and compensation for a portion of the salary of an assistant. The amount of compensation related to the assistant was approximately $54,000 and $63,000 for the fiscal years 2016 and 2015, respectively. The annual insurance premiums paid were $85,000 for the same respective years. Santa Fe and Portsmouth paid $43,000 of that amount. The Company has a secured right to receive, from any proceeds of the policies, reimbursement of all premiums paid prior to any payment to the beneficiary.

(3) Mr. Nguyen’s salary is allocated approximately 50% to the Company and 50% to Santa Fe and Portsmouth.

(4) In connection with the redemption of limited partnership interests of Justice in Note 2 of the consolidated financial statements, Justice agreed to pay a total of $1,550,000 in fees to certain officers and directors of the Company for services rendered in connection with the redemption of partnership interests, refinancing of Justice’s properties and reorganization of Justice Investors. The first payment under this agreement was made concurrently with the closing of the loan agreements, with the remaining payments due upon Justice having adequate available cash. In July 2015, Mr. Winfield received the remaining payment amount of $400,000 which is included in this total.

Performance Based Compensation

For the fiscal year ended June 30, 2016, the disinterested members of the respective Boards of Directors of the Company and the Company’s subsidiary, Santa Fe and Santa Fe’s subsidiary, Portsmouth, established a performance based compensation program for the Company’s CEO, John V. Winfield, to keep and retain his services as a direct and active manager of the securities portfolios of those companies. Pursuant to the criteria established the Board of Directors, Mr. Winfield is entitled to performance compensation for his management of the securities portfolios of the Company and its subsidiaries equal to 20% of all net investment gains generated in excess of an annual return equal to the Prime Rate of Interest (as published by the Wall Street Journal) plus 2%. Compensation amounts are earned, calculated and paid quarterly based on the results of the Company’s investment portfolio for that quarter. Should the companies have a net investment loss during any quarter, Mr. Winfield would not be entitled to any further performance-based compensation until any such investment losses are recouped by the Company. This performance based compensation program may be modified or terminated at the discretion of the respective Boards of Directors. No performance based compensation was earned or paid for fiscal years ended June 30, 2016 or 2015.

Outstanding Equity Awards at Fiscal Year Ended June 30, 2016

The following table sets forth information concerning option awards and stock awards for each named executive officer that were outstanding as of the end of the Company’s last completed fiscal year ended June 30, 2016. There were no other equity incentive plan awards that were outstanding.

	Option Awards
	Number of		Number of
	securities		securities
	underlying		underlying
	unexercised		unexercised		Option	Option
	options (#)		options (#)		exercise	expiration
Name	exercisable		unexercisable		price $	date

John V. Winfield	100,000	(1)	-		$10.30	3/16/20
John V. Winfield	72,000		18,000	(2)	$19.77	2/28/22
John V. Winfield	53,278	(3)	79,917	(3)	$18.65	12/26/23
John V. Winfield	10,722	(3)	16,083	(3)	$20.52	12/26/23

(1) Stock options issued to Mr. Winfield pursuant to the Company’s 2010 Incentive Plan are subject to both time and performance based vesting requirements, each of which must be satisfied before the options are fully vested and eligible to be exercised. Pursuant to the time vesting requirements, the options vest over a period of five years, with 20,000 options vesting upon each one year anniversary of the date of grant, March 16, 2010. Pursuant to the performance vesting requirements, the options vest in increments of 20,000 shares upon each increase of $2.00 or more in the market price of the Company’s common stock above the exercise price ($10.30) of the options. To satisfy this requirement, the common stock must trade at that increased level for a period of at least ten trading days during any one quarter. As of June 30, 2016, the performance vesting requirements of the options were satisfied.

(2) Stock options issued to Mr. Winfield pursuant to the Company’s 2010 Incentive Plan are subject to both time and performance based vesting requirements, each of which must be satisfied before the options are fully vested and eligible to be exercised. Pursuant to the time vesting requirements, the options vest over a period of five years, with 18,000 options vesting upon each one year anniversary of the date of grant, February 28, 2012. Pursuant to the performance vesting requirements, the options vest in increments of 18,000 shares upon each increase of $2.00 or more in the market price of the Company’s common stock above the exercise price ($19.77) of the options. To satisfy this requirement, the common stock must trade at that increased level for a period of at least ten trading days during any one quarter. As of June 30, 2016, 72,000 options have met the performance vesting requirements.

(3)On December 26, 2013, the Compensation Committee authorized, subject to shareholder approval, a grant of non-qualified and incentive stock options for an aggregate of 160,000 shares (the “Option Grant”) to the Company’s President and Chief Executive Officer, John V. Winfield. The stock option grant was approved by shareholders on February 19, 2014. The grant of stock options was made pursuant to, and consistent with, the 2010 Incentive Plan, as proposed to be amended. The non-qualified stock options are for 133,195 shares and have a term of ten years, expiring on December 26, 2023, with an exercise price of $18.65 per share. The incentive stock options are for 26,805 shares and have a term of five years, expiring on December 26, 2018, with an exercise price of $20.52 per share. In accordance with the terms of the 2010 Incentive Plan, the exercise prices were based on 100% and 110%, respectively, of the fair market value of the Company’s common stock as determined by reference to the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on the date of grant. The stock options are subject to time vesting requirements, with 20% of the options vesting annually commencing on the first anniversary of the grant date.

David C. Gonzalez, VP of Real Estate and David Nguyen, Treasurer, the other highly compensated officers, do not have any outstanding equity rewards.

Internal Revenue Code Limitations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis and, if certain requirements prescribed by the Code are satisfied, other performance based compensation. Since InterGroup, Santa Fe and Portsmouth are each public companies, the $1,000,000 limitation applies separately to the compensation paid by each entity. Stock option expenses are also amortized over a several years. For fiscal years 2016 and 2015, no compensation paid by the Company to its CEO or other executive officers was subject the deduction disallowance prescribed by Section 162(m) of the Code.

EQUITY COMPENSATION PLANS

The Company currently has three equity compensation plans, each of which has been approved by the Company’s stockholders. However, any outstanding stock options issued under the Company’s prior equity compensation plans remain effective in accordance with their terms.

The purpose of the Company’s equity compensation plans is to provide a means whereby officers, directors and key employees of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of these plans is to provide a means through which the Company may attract able individuals to become employees or serve as directors of the Company and to provide a means for such individuals to acquire and maintain stock ownership in the Company, thereby strengthening their concern for the welfare of the Company.

The InterGroup Corporation 2007 Stock Compensation Plan for Non-Employee Directors

The InterGroup Corporation 2007 Stock Compensation Plan for Non-Employee Directors (the “2007 Stock Plan”) was approved by the shareholders of the Company on February 21, 2007, and was thereafter adopted by the Board of Directors. The 2007 Plan will terminate upon the earlier of the date all shares reserved for issuance have been awarded or February 21, 2017, if not sooner terminated by the Board upon recommendation by the Compensation Committee. The stock available for issuance under the 2007 Stock Plan shall be unrestricted shares of the Company's common stock, par value $.01 per share, which may be unissued shares or treasury shares. Subject to certain adjustments upon changes in capitalization, a maximum of 60,000 shares of the common stock will be available for issuance to participants under the 2007 Stock Plan.

All non-employee directors are eligible to participate in the 2007 Stock Plan. Each non-employee director as of the adoption date of the 2007 Stock Plan was granted an award of 600 unrestricted shares of the Company’s common stock. On each July 1 following the adoption date of the 2007 Stock Plan, each non-employee director shall receive an automatic grant of a number of shares of company’s common stock equal in value to $18,000 based on 100% of the fair market value (as defined) of the Common Stock on the date of grant, provided he or she holds such position on that date and the number of shares of Common Stock available for grant under the 2007 Stock Plan is sufficient to permit such automatic grant. Any fractional shares resulting from such grant will be rounded up to next highest whole share. All stock awards to non-employee directors will be fully vested on the date of grant. The dollar amount of the annual grant is subject to further adjustment by the Board of Directors upon recommendation by the Compensation Committee. The stock awards granted under the 2007 Stock Plan are shares of unrestricted common stock and are fully vested on the date of grant. The right of the non-employee director to receive his or her annual grant of common stock is personal to the director and is not transferable. Once received, shares of common stock awarded to the non-employee director are freely transferable subject to any requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). On June 28, 2007, Company filed a registration statement on Form S-8 to register the shares subject to the 2007 Stock Plan and the Company’s two prior stock option plans under the Securities Act of 1933, as amended (the “Securities Act”).

Upon recommendation of the Compensation Committee, the Board may, at any time and from time to time and in any respect, amend or modify the 2007 Stock Plan. The Board must obtain stockholder approval of any material amendment to the 2007 Stock Plan if required by any applicable law, regulation or stock exchange rule. The Board of Directors may amend the 2007 Stock Plan or any award agreement, which amendment may be retroactive, in order to conform it to any present or future law, regulation or ruling relating to plans of this or similar nature. No amendment or modification of the 2007 Stock Plan or any award agreement may adversely affect any outstanding award without the written consent of the participant holding the award.

Upon recommendation of the Compensation Committee, the Board of Directors, on February 23, 2011, voted to increase the annual grant awarded to each of the non-employee directors to a number of shares of Company’s common stock equal in value to $22,000, effective as of the July 1, 2011 grant, while decreasing the annual cash compensation payable to non-employee directors from $16,000 to $12,000 per year.

For the years ended June 30, 2016 and 2015, the four non-employee directors of the Company received a total grant of 4,520 and 4,608 shares of Common Stock pursuant to the 2007 Stock Plan, respectively.

The InterGroup Corporation 2008 Restricted Stock Unit Plan

On December 3, 2008, the Board of Directors adopted, subject to shareholder approval, a new equity compensation plan for its officers, directors and key employees entitled, The InterGroup Corporation 2008 Restricted Stock Unit Plan (the “2008 RSU Plan”). The 2008 RSU Plan was approved and ratified by the shareholders on February 18, 2009.

The 2008 RSU Plan authorizes the Company to issue restricted stock units (“RSUs”) as equity compensation to officers, directors and key employees of the Company on such terms and conditions established by the Compensation Committee of the Company. RSUs are not actual shares of the Company’s common stock, but rather promises to deliver common stock in the future, subject to certain vesting requirements and other restrictions as may be determined by the Committee. Holders of RSUs have no voting rights with respect to the underlying shares of common stock and holders are not entitled to receive any dividends until the RSUs vest and the shares are delivered. No awards of RSUs shall vest until at least six months after shareholder approval of the Plan. Subject to certain adjustments upon changes in capitalization, a maximum of 200,000 shares of the common stock are available for issuance to participants under the 2008 RSU Plan. The 2008 RSU Plan will terminate ten (10) years from December 3, 2008, unless terminated sooner by the Board of Directors. After the 2008 RSU Plan is terminated, no awards may be granted but awards previously granted shall remain outstanding in accordance with the Plan and their applicable terms and conditions.

The shares of common stock to be delivered upon the vesting of an award of RSUs have been registered under the Securities Act, pursuant to a registration statement filed on Form S-8 by the Company on June 16, 2010. The grant of RSUs is personal to the recipient and is not transferable. Once received, shares of common stock issuable upon the vesting of the RSUs are freely transferable subject to any requirements of Section 16(b) of the Exchange Act. Under the 2008 RSU Plan, the Compensation Committee also has the power and authority to establish and implement an exchange program that would permit the Company to offer holders of awards issued under prior shareholder approved compensation plans to exchange certain options for new RSUs on terms and conditions to be set by the Committee. The exchange program is designed to increase the retention and motivational value of awards granted under prior plans. In addition, by exchanging options for RSUs, the Company will reduce the number of shares of common stock subject to equity awards, thereby reducing potential dilution to stockholders in the event of significant increases in the value of its common stock.

As of June 30, 2016, there were no RSUs outstanding.

The InterGroup Corporation 2010 Omnibus Employee Incentive Plan

On February 24, 2010, the shareholders of the Company approved The InterGroup Corporation 2010 Omnibus Employee Incentive Plan (the “2010 Incentive Plan”), which was formally adopted by the Board of Directors following the annual meeting of shareholders. The 2010 Incentive Plan as modified in December 2013, authorizes a total of up to 400,000 shares of common stock to be issued as equity compensation to officers and employees of the Company in an amount and in a manner to be determined by the Compensation Committee in accordance with the terms of the Plan. The 2010 Incentive Plan authorizes the awards of several types of equity compensation including stock options, stock appreciation rights, performance awards and other stock based compensation. The 2010 Incentive Plan will expire on February 23, 2020, if not terminated sooner by the Board of Directors upon recommendation of the Compensation Committee. Any awards issued under the Plan will expire under the terms of the grant agreement.

The shares of common stock to be issued under the 2010 Incentive Plan have been registered under the Securities Act, pursuant to a registration statement filed on Form S-8 by the Company on June 16, 2010. Once received, shares of common stock issued under the Plan will be freely transferable subject to any requirements of Section 16(b) of the Exchange Act.

On February 28, 2012, the Compensation Committee authorized the grant of 90,000 stock options to the Company’s Chairman, President and Chief Executive, John V. Winfield to purchase up to 90,000 shares of the Company’s common stock pursuant to the 2010 Incentive Plan. The exercise price of the options is $19.77, which equals 100% of the fair market value of the Company’s common stock as determined by reference to the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on February 28, 2012 the date of grant. The options expire ten years from the date of grant, unless earlier terminated in accordance with the terms of the 2010 Plan. The options shall be subject to both time and market based vesting requirements, each of which must be satisfied before options are fully vested and eligible to be exercised. Pursuant to the time vesting requirements, the options vest over a period of five years, with 18,000 options vesting upon each one year anniversary of the date of grant. Pursuant to the market vesting requirements, the options vest in increments of 18,000 shares upon each increase of $2.00 or more in the market price of the Company’s common stock above the exercise price ($19.77) of the options. To satisfy this requirement, the common stock must trade at that increased level for a period of at least ten trading days during any one quarter. As of June 30, 2016, 72,000 options have met the market vesting requirements.

On December 26, 2013, the Compensation Committee authorized, subject to shareholder approval, a grant of non-qualified and incentive stock options for an aggregate of 160,000 shares (the “Option Grant”) to the Company’s President and Chief Executive Officer, John V. Winfield. The stock option grant was approved by shareholders on February 19, 2014. The grant of stock options was made pursuant to, and consistent with, the 2010 Incentive Plan, as proposed to be amended. The non-qualified stock options are for 133,195 shares and have a term of ten years, expiring on December 26, 2023, with an exercise price of $18.65 per share. The incentive stock options are for 26,805 shares and have a term of five years, expiring on December 26, 2018, with an exercise price of $20.52 per share. In accordance with the terms of the 2010 Incentive Plan, the exercise prices were based on 100% and 110%, respectively, of the fair market value of the Company’s common stock as determined by reference to the closing price of the Company’s common stock as reported on the NASDAQ Capital Market on the date of grant. The stock options are subject to time vesting requirements, with 20% of the options vesting annually commencing on the first anniversary of the grant date.

Change in Controls Provisions in Equity Compensation Plans

Under the Company’s 2008 RSU Plan and its 2010 Incentive Plan, RSUs, stock options and other incentive awards may vest upon a change in control of the Company in accordance with their respective grant agreements. Outstanding unvested RSUs issued to pursuant to the 2008 RSU Plan in exchange for vested stock options will immediately vest upon a change in control. Outstanding stock options issued pursuant to the Company’s 2010 Incentive Plan will also immediately vest and become exercisable upon a change in control. Except for the foregoing, there are no employment contracts between the Company and its officers or directors or any change in control arrangements.

SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

At its fiscal 2010 Annual Meeting of Shareholders held on February 24, 2011, the Company submitted to its shareholders two proposals regarding executive compensation. The first proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2010 was approved by the shareholders, having received more than 98% of the shares voted at the meeting in favor of the proposal. The second proposal was to determine, in a non-binding vote, whether a shareholder advisory vote to approve the compensation of the Company’s executive officers should occur every one, two or three years. The shareholders overwhelmingly voted in favor of three years as the frequency in which the Company should have an advisory vote on executive compensation with more than 96% of the shares voted at the meeting being in favor of three years. The Board of Directors considered the guidance provided by those advisory votes and set three years as the frequency in which it will have a non-binding vote on executive compensation.

Accordingly, the Company submitted a proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers for fiscal year 2013, at its fiscal 2013 Annual Meeting of Shareholders held on February 19, 2014. That proposal was approved by the shareholders, having received approximately 98% of the shares voted at the meeting in favor of the proposal. The Board of Directors considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of shareholder support, and elected to continue the same principles and objectives in determining the types and amounts of compensation to be paid to our named executive officers in 2014. The Board of Directors will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of long-term performance and support our other executive compensation objectives.

COMPENSATION OF DIRECTORS

Non-employee directors receive an annual cash retainer in the amount of $12,000. With the exception of members of the Audit Committee, non-employee directors do not receive any additional fees for attending Board or Committee meetings, but are entitled to reimbursement of their reasonable expenses to attend such meetings. Members of the Audit Committee are paid a fee of $1,000 per quarter, with the Chair of that Committee to receive $1,500 per quarter. As an executive officer, the Company’s Chairman has elected to forego his annual board fees.

Non-employee directors are also eligible for grants of equity compensation under the Company’s 2007 Stock Plan and 2008 RSU Plan. Pursuant to the 2007 Stock Plan, each non-employee director was entitled to an annual grant of a number of shares of common stock of the Company equal in value to $22,000 based on the fair market value of the Common Stock on the date of grant. Effective July 1, 2016, the annual $22,000 stock grant to non-employee directors was terminated. It was replaced with the payment of the $22,000 in cash.

Non-employee directors may also be eligible to participate in exchange offers as may be authorized by the Compensation Committee under the 2008 RSU Plan to exchange previously issued stock options for RSUs.

The following table sets forth the compensation paid to directors for the fiscal year ended June 30, 2016:

DIRECTOR COMPENSATION

	Fees Earned or Paid in				All Other
Name	Cash(1)		Stock Awards		Compensation		Total

John C. Love	$74,000	(2)	$26,000	(5)	-		$100,000

William J. Nance	$76,000	(3)	$26,000	(5)	$200,000	(6)	$302,000

Jerold R. Babin	$24,000		$22,000	(5)	-		$46,000

Yvonne L. Murphy	$12,000		$22,000	(5)	-		$34,000

John V. Winfield(4)	-		-		-

(1) Amounts shown include board retainer fees, committee fees and meeting fees.

(2) Mr. Love also serves as a director of the Company’s subsidiaries, Santa Fe and Portsmouth. Amounts shown include $8,000 in regular board and audit committee fees paid by Santa Fe and $8,000 in regular board and audit committee fees paid by Portsmouth. These amounts also include $42,000 in special Hotel committee fees paid by Portsmouth related to the oversight of its Hotel asset. . In June 2016, the Hotel Committee was terminated.

(3) Mr. Nance also serves as a director of the Company’s subsidiaries, Santa Fe and Portsmouth. Amounts shown include $8,000 in regular board and audit committee fees paid by Santa Fe and $8,000 in regular board and audit committee fees paid by Portsmouth. These amounts also include $42,000 in special Hotel committee fees paid by Portsmouth related to the oversight of its Hotel asset. In June 2016, the Hotel Committee was terminated.

(4) As Chief Executive Officer, the Company’s Chairman, John V. Winfield, was not paid any board, committee or meetings fees. Mr. Winfield did receive a total of $12,000 in regular board fees from the Company’s subsidiaries, which is reported on the Summary Compensation Table.

(5) Dollar amounts shown reflect the fair market value of $22,000 of common stock issued on July 4, 2015 pursuant to the Company’s 2007 Stock Plan.

(6) In connection with the redemption of limited partnership interests of Justice in Note 2 of the consolidated financial statements, Justice agreed to pay a total of $1,550,000 in fees to certain officers and directors of the Company for services rendered in connection with the redemption of partnership interests, refinancing of Justice’s properties and reorganization of Justice Investors. The first payment under this agreement was made concurrently with the closing of the loan agreements, with the remaining payments due upon Justice having adequate available cash. In fiscal 2016, Mr. Nance was paid $200,000.

Change in Control or Other Arrangements

Except for the foregoing, there are no other arrangements for compensation of directors and there are no employment contracts between the Company and its directors or any change in control arrangements.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and each beneficial owner of more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of Forms 3 and 4 and amendments thereto filed with the SEC or furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto filed with the SEC or furnished to the Company with respect to its most recent fiscal year, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company knows of no Form 4 not filed on a timely basis. All other filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during fiscal year ended June 30, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 13, 2017, certain information with respect to the beneficial ownership of Common Stock of the Company owned by (i) each director and each of the named executive officers, (ii) all directors and executive officers as a group and (iii) those persons or groups known by the Company to own more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the business address for each director and named executive officer is: 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

John V. Winfield	1,656,907	(3)	62.9%

William J. Nance	58,591		2.2%

John C. Love	19,161		0.7%

David C. Gonzalez	26,769		1.0%

David T. Nguyen	3,000		*

Jerold R. Babin	2,282		*

Yvonne L. Murphy	2,282		*

Jerold R. Babin
All Directors and Executive Officers as a Group (7 persons)	1,768,992		67.1%

* Ownership does not exceed 1%.

(1) Unless otherwise indicated and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Percentages are calculated on the basis of 2,367,126 shares of Common Stock outstanding at January 13, 2017, plus any securities that person has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3) Includes 268,000 shares that Mr. Winfield has a right to acquire pursuant to vested stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 4, 1998, the Compensation Committee authorized the Company to obtain whole life and split dollar insurance policies covering the Company’s President and Chief Executive Officer, Mr. Winfield. During fiscal 2016 and 2015, the Company paid annual premiums in the amount of approximately $85,000 for the split dollar insurance policy owned by, and the beneficiary of which is, a trust for the benefit of Mr. Winfield’s family. The Company has a secured right to receive, from any proceeds of the policy, reimbursement of all premiums paid prior to any payments to the beneficiary.

On June 30, 1998, the Company’s Chairman and President entered into a voting trust agreement with the Company giving the Company the power to vote his 4.0% interest in the outstanding shares of Santa Fe common stock.

As Chairman of the Securities Investment Committee, the Company’s President and Chief Executive officer, John V. Winfield, oversees the investment activity of the Company in public and private markets pursuant to authority granted by the Board of Directors. Mr. Winfield also serves as Chief Executive Officer and Chairman of Santa Fe and Portsmouth and oversees the investment activity of those companies. Depending on certain market conditions and various risk factors, Mr. Winfield, Santa Fe and Portsmouth may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places personal resources of Mr. Winfield and the resources of Santa Fe and Portsmouth, at risk in connection with investment decisions made on behalf of the Company. Under the direction of the Securities Investment Committee, the Company has instituted certain modifications to its procedures to reduce the potential for conflicts of interest.

The Company, its subsidiary Santa Fe and Santa Fe’s subsidiary, Portsmouth, have established performance based compensation programs for Mr. Winfield’s management of the securities portfolios of those companies. The performance based compensation program was approved by the disinterested members of the respective Boards of Directors of the Company and its subsidiaries. No performance bonus compensation was paid to Mr. Winfield for the fiscal years ended June 30, 2016 and 2015.

Director Independence

The Common Stock is listed on the NASDAQ Capital Market tier of NASDAQ. InterGroup is a Smaller Reporting Company under the rules and regulations of the SEC. The Board of Directors of InterGroup currently consists of five members. With the exception of the Company’s President and CEO, John V. Winfield, all of InterGroup’s Board of Directors consists of “independent” directors as independence is defined by the applicable rules of the SEC and NASDAQ. There are no members of the Company’s compensation, nominating or audit committees that do not meet those independence standards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF WILLIAM J. NANCE AND YVONNE L. MURPHY AS CLASS B DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Hein and Associates LLP (“Hein”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017. Although the action of shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

We expect that a representative of Hein and Associates LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders, and we will provide this representative with an opportunity to make a statement if he or she desires to do so.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OR THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee primary duties and responsibilities are to: serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; appoint and approve the compensation of the Company’s independent registered public accounting firm; review and appraise the audit efforts of the Company’s independent registered public accounting firm; and provide an open avenue of communications among the independent registered public accounting firm, financial and senior management, and the Board of Directors. During fiscal year ended June 30, 2016, the Company retained Burr Pilger Mayer, Inc. (“BPM”) as its independent registered public accounting firm to provide audit and audit related services. All fees and expenses paid to BPM were approved by the Audit Committee.

The Audit Committee reviewed and discussed the audited financial statements with management and BPM, and management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The discussions with BPM also included the matters required by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the U.S. Public Company Accounting Oversight Board (the "PCAOB") in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee has also received the written disclosures and the letter from BPM required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, which was also discussed with BPM.

Based on the Audit Committee’s review of the audited financial statements, and the review and discussions with management and BPM referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 for filing with the SEC.

THE AUDIT COMMITTEE:
WILLIAM J. NANCE, CHAIRPERSON
JOHN C. LOVE

JEROLD R. BABIN

Audit Fees

The aggregate fees billed for each of the last two fiscal years ended June 30, 2016 and 2015 for professional services rendered by BPM, the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q reports or services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, were as follows:

	2016	2015

Audit fees	$298,000	$273,000
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-

TOTAL:	$273,000	$273,000

Audit Committee Pre-Approval Policies

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to any de minimus exceptions that may be set for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies.

None of the hours expended on the independent registered public accounting firms’ engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HEIN AND ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

The following table sets forth information as of June 30, 2016 with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options warrants and rights	Remaining available for future issuance under equity compensation plans(excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	350,000	$16.70	101,893

Equity compensation plans not approved by security holders	None	N/A	None

Total	350,000	$16.70	101,893

(a) There were 350,000 stock options outstanding as of June 30, 2016.

(b) Reflects the weighted average exercise price of all outstanding options.

(c) As of June 30, 2016 the Company had 22,046 shares of Common Stock available for future issuance pursuant to its 2007 Stock Plan. The Company also had 79,847 RSUs available for future issuance under the 2008 RSU Plan. As of June 30, 2016 there were no shares available for future issuance under the 2010 Omnibus Employee Incentive Plan.

PROPOSAL NO. 3

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS

SEC rules adopted pursuant to the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers and our compensation philosophy policies are comprehensively described in the tables (including all footnotes) and narrative disclosure included in this proxy statement.

The Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, sustained shareholder value and individual and corporate performance, and are competitive with peer companies of similar size, value and complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2016, the Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk taking.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board of Directors or will be construed as overruling a decision by us or the Board of Directors. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Compensation Committee values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4

NON-BINDING PROPOSAL REGARDING THE FREQUENCY (ONE, TWO OR THREE YEARS) WITH WHICH THE NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD BE CONDUCTED

SEC rules adopted pursuant to the Dodd-Frank Act require that, not less frequently than once every three years, we will include in the proxy materials for a meeting of shareholders where executive compensation disclosure is required by the SEC rules, an advisory resolution subject to a non-binding shareholder vote to approve the compensation of our named executive officers. The approval of this resolution is included as Proposal 3 in this proxy statement. The Dodd-Frank Act also requires that, not less frequently than once every six years, we enable our shareholders to vote to approve, on an advisory (non-binding) basis, the frequency (one, two or three years) with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted. In accordance with such rules, we are requesting your vote to advise us of whether you believe this non-binding shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years, or abstain.

We believe that a non-binding shareholder vote on executive compensation should occur every three years. Our executive compensation program is designed to create executive compensation arrangements that are linked both to the creation of long-term growth, sustained shareholder value and individual and corporate performance, and are competitive with peer companies of similar size, value and complexity and encourage stock ownership by our senior management. One of the core principles of our executive compensation program is to ensure management’s interests are aligned with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk taking. Thus, we grant compensation focused on long-term performance. Accordingly, we recommend a triennial vote which would allow our executive compensation programs to be evaluated over a similar time-frame and in relation to our long-term performance.

A triennial vote will provide us with the time to thoughtfully respond to shareholders’ sentiments and implement any necessary changes. We carefully review changes to the program to maintain the consistency and credibility of the program which is important in motivating and retaining our employees. We therefore believe that a triennial vote is an appropriate frequency to provide our people and our Compensation Committee sufficient time to thoughtfully consider shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be appropriate to implement any decisions related to such changes.

We will continue to engage with our shareholders regarding our executive compensation program during the period between shareholder votes. Engagement with our shareholders is a key component of our corporate governance. We seek and are open to input from our shareholders regarding board and governance matters, as well as our executive compensation program, and believe we have been appropriately responsive to our shareholders. We believe this outreach to shareholders, and our shareholders’ ability to contact us at any time to express specific views on executive compensation, hold us accountable to shareholders and reduce the need for and value of more frequent advisory votes on executive compensation.

For the reasons stated above, the Board of Directors is recommending a vote FOR a three-year frequency for the non-binding shareholder vote to approve the compensation of our named executive officers. Note that shareholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two or three year frequency, or shareholders may abstain from voting on the proposal and you are being asked only to express your preference for a one, two or three year frequency or to abstain from voting.

Your vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making such future compensation decisions as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR A THREE-YEAR FREQUENCY FOR THE NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER BUSINESS

As of the date of this statement, management knows of no business to be presented at the meeting that is not referred to in the accompanying notice. As to other business that may properly come before the meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of that person.

SHAREHOLDER PROPOSALS

It is presently anticipated that the fiscal 2017 Annual Meeting of Shareholders will be held on March 1, 2018. Shareholder proposals intended to be considered for inclusion in the proxy statement and form of proxy for presentation at the fiscal 2017 Annual Meeting of Shareholders must be received by the Company not less than 120 calendar days before the one year anniversary of the date that this proxy statement is mailed. However, if the date of the fiscal 2017 Annual Meeting of Shareholders is changed by more than 30 days from the date of the fiscal 2016 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials. In addition, all proposals must comply with the provisions of the Company’s charter and bylaws and Rule 14a-8 adopted under Section 14(a) of the Exchange Act. Any proposals must be submitted in writing to the following address: Corporate Secretary, The InterGroup Corporation, 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024. It is suggested that the proposal be submitted by certified mail – return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report for the fiscal year ended June 30, 2016 accompanies this proxy statement, but is not deemed a part of the proxy solicitation material. A copy of the Company’s Form 10-K for the fiscal year ended June 30, 2016, as required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to: John V. Winfield, President, The InterGroup Corporation, 10940 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024. Such requests must set forth a good-faith representation that the requesting party was either a holder of record or beneficial owner of the Common Stock on January 13, 2017. The Company’s Form 10-K and other public filings are also available on the Company’s website at www.intgla.com and through the SEC’s website www.sec.gov.

By Resolution of the Board of Directors

THE INTERGROUP CORPORATION

/s/ Clyde W. Tinnen
Clyde W. Tinnen
Acting Secretary

Dated:	January 27, 2017
Los Angeles, California

0

THE INTERGROUP CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of The InterGroup Corporation to be held on March 2, 2017 at 2:30 P.M. at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 and the Proxy Statement in connection therewith each dated January 27, 2017; (b) appoints John V. Winfield and William J. Nance, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this Form of Proxy, all of the shares of Common Stock of The InterGroup Corporation held of record by the undersigned on January 13, 2017 at the Annual Meeting of Shareholders to be held on March 2, 2017 or at any adjournment thereof.

(Continued and to be signed on the reverse side)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

THE INTERGROUP CORPORATION

March 2, 2017

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.intgla.com

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233040000000000000 3 030217

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two Class B Director to serve until the fiscal 2019 Annual Meeting; or, if earlier, until his successor shall have been duly elected and qualified;

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ William J. Nance
○ Yvonne L. Murphy

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. To ratify Hein and Associates LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2017;	☐	☐	☐
3. Proposal to approve by non-binding vote, the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote "3 Years" on the following proposal.

	1 year	2 years	3 years	ABSTAIN
4. Proposal to recommend, by non-binding vote, the frequency of shareholder votes on named executive officer compensation.	☐	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3 and "3 Years" with respect to proposal 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____ Date: ____ Signature of Shareholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.